Exhibit 99.1

FARM BUREAU PROPERTY & CASUALTY COMPLETES TAKE-PRIVATE TRANSACTION WITH FBL FINANCIAL GROUP

WEST DES MOINES, Iowa – May 25, 2021 – Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) today announced that it has completed its transaction with FBL Financial Group, Inc. (NYSE: FFG) (“FBL Financial Group” or “the Company”). Under the terms of the previously announced agreement, FBPCIC acquired the outstanding shares of FBL Financial Group Class A and Class B common stock that neither FBPCIC nor the Iowa Farm Bureau Federation (“IFBF”) owned prior to the transaction for $61.00 per share in cash.

As a result of the closing, FBL Financial Group common stock will no longer trade on the New York Stock Exchange prior to the opening of the market on May 26, 2021. IFBF will continue to be the majority owner of the Company, and shareholders of FBL Financial Group other than FBPCIC and IFBF will receive the same $61.00 per share cash consideration for their shares.

Goldman Sachs & Co. LLC served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to FBPCIC. Barclays Capital Inc. served as financial advisor to the Special Committee of the Board of Directors of FBL Financial Group, and Sidley Austin LLP as its legal advisor.

About Farm Bureau Property & Casualty Insurance Company

Farm Bureau Property & Casualty Insurance Company is an indirect subsidiary of Farm Bureau Mutual Holding Company. The company was formed in 1939 to write automobile insurance in Iowa. Today, Farm Bureau Property & Casualty Insurance Company and its subsidiary insurance company serve in excess of 360,000 Farm Bureau client/members in eight Midwest and Western states through a network of over 900 exclusive multi-line agents and agency managers, offering a full line of personal and commercial property-casualty insurance products.

About FBL Financial Group

FBL Financial Group is a holding company with the purpose to protect livelihoods and futures. Operating under the consumer brand name Farm Bureau Financial Services, its affiliates offer a broad range of life insurance, annuity and investment products distributed by multiline exclusive Farm Bureau agents. Helping complete the financial services offering, advisors offer wealth management and financial planning services. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL Financial Group is headquartered in West Des Moines, Iowa. For more information, please visit www.fblfinancial.com and www.fbfs.com.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; and the impact of the COVID-19 pandemic and any future pandemics and the impact. The statements in this press release speak only as of the date of this press release and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Contacts

Farm Bureau Property & Casualty Insurance Company

Nancy Wiles

Marketing Communications Vice President

Nancy.Wiles@FBFS.com

FBL Financial Group:

Media: Bryan Locke and Lindsay Molk Sard Verbinnen & Co FBLFinancial-SVC@sardverb.com	Investors: Kathleen Till Stange Vice President Corporate & Investor Relations Kathleen.TillStange@FBLFinancial.com